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                                                                     Exhibit 23

                   [Logo] SHATSWELL, MACLEOD & COMPANY, P.C.
                   -----------------------------------------
                         CERTIFIED PUBLIC ACCOUNTANTS




          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

      We consent to the incorporation in this Annual Report on Form 10-KSB of Monadnock Bancorp, Inc. and Subsidiary of our report dated January 29, 2007.


                                         /s/ SHATSWELL, MacLEOD & COMPANY, P.C.
                                             SHATSWELL, MacLEOD & COMPANY, P.C.


West Peabody, Massachusetts
March 8, 2007




            83 PINE STREET o WEST PEABODY, MASSACHUSETTS 01960-3635
             o TELEPHONE (978) 535-0206 o FACSIMILE (978) 535-9908

            smc@shatswell.com                 www.shatswell.com

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